Exhibit 2.3

WATERFORD WEDGWOOD PLC
WATERFORD WEDGWOOD FINANCE, INC.

AMENDMENT AND RESTATEMENT AGREEMENT
dated as of November 26, 2003

in relation to
US$95,000,000
8.75% Secured Senior Notes due November 18, 2008
of
WATERFORD WEDGWOOD FINANCE, INC.

99 Bishopsgate

London

EC2M 3XF

Tel: 020-7710-1000

Fax: 020-7374-4460

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of November 26, 2003 (the “Restatement Agreement”), is entered into by and among WATERFORD WEDGWOOD PLC, a public limited company organized under the laws of Ireland (the “Company”), WATERFORD WEDGWOOD FINANCE, INC., a corporation organized under the laws of the State of Delaware (the “Issuer”), all those Persons named as Noteholders on Schedule 1 attached hereto (the “Noteholders”) and all those Persons named as Restricted Entity Guarantors on Schedule 2 attached hereto.  Capitalized terms used herein or in the Schedules attached hereto and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Note Purchase Agreements (as defined below).

W I T N E S S E T H :

WHEREAS, the Issuer, the Company and each of the Noteholders or their predecessors in interest have heretofore entered into separate Note Purchase Agreements dated as of November 18, 1998 as amended by amendment agreements dated June 15, 1999, December 17, 1999, March 5, 2002 and June 30, 2003 (collectively, and as amended, the “Note Purchase Agreements”).  The Issuer has heretofore issued the US$95,000,000 6.80% Guaranteed Senior Notes due November 18, 2008 (the “Original Notes”).  The Noteholders are the holders of all outstanding Original Notes;

WHEREAS, the Company has requested that the Noteholders consent to a proposed recapitalization of the Company (the “Recapitalization”) consisting of:

(a)                                  the offering by the Company of approximately €165,000,000 aggregate principal amount of mezzanine notes due 2010 (the “HYB”); and

(b)                                 the launching of an underwritten rights offering by the Company and the listing of those rights on the Irish Stock Exchange and the London Stock Exchange in order to raise at least €35,700,000 (the “Rights Offering”);

WHEREAS, pursuant to a waiver letter dated September 29, 2003 (the “Waiver Letter”) the Noteholders have agreed to waive certain breaches of the Note Purchase Agreements by the Company and the Issuer until November 30, 2003, subject to continuing satisfaction with the terms thereof (the “Waived Defaults”);

WHEREAS, the Company wishes to amend the Original Notes such that they shall be on the terms set out in Exhibit 1.1A of the Note Purchase Agreements and immediately thereafter substitute each Original Note for replacement in full by a 8.75% Secured Senior Note due November 18, 2008 in an aggregate principal amount equal to the principal amount of such substituted Original Note (all such notes together, the “Notes”);

WHEREAS, the Company and the Issuer have requested that the Noteholders amend the terms of the Note Purchase Agreements, inter alia, to permanently permit the existence of the Waived Defaults, amend the Original Notes and that the Noteholders accept the Notes in substitution for the Original Notes;

WHEREAS, the Noteholders agree to consent to the Recapitalization, permanently permit the existence of the Waived Defaults, amend the terms of the Original Notes and accept the substitution of the Original Notes with the Notes on the terms and conditions set out in this Restatement Agreement and the Amended and Restated Note Purchase Agreements;

WHEREAS, the Company has entered into the Parent Guarantee and each Restricted Entity Guarantor has entered into a Restricted Entity Guarantee Agreement in favor of the Noteholders under which it has guaranteed payment of amounts which may be or become due and owing to the Noteholders under the Note Purchase Agreements or the Notes and the Company and each Restricted Entity Guarantor desires to ratify and reaffirm its obligations under (in the case of the Company) the Parent Guarantee and (in the case of each Restricted Entity Guarantor) the Restricted Entity Guarantee Agreement to which it is a party;

WHEREAS, the parties hereto mutually desire to amend and restate the terms of the Note Purchase Agreements; and

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Company, the Issuer and the Noteholders hereby agree as follows:

1.  Amendment and Restatement of the Note Purchase Agreements.  The Company, the Issuer and the Noteholders hereby agree that effective as of the date (the “Effective Date”) on which the Company, the Issuer and the Noteholders shall have executed and delivered this Agreement and on which the condition precedent in Section 2(a) of this Restatement Agreement has been satisfied, without any further action, each of (a) the Note Purchase Agreements shall be amended and restated in its entirety as attached hereto in Annex A (such amended and restated Note Purchase Agreements, the “Amended and Restated Note Purchase Agreements”) and (b) each of the Original Notes shall be amended such that they shall thereafter be on the terms of the Notes set out in Exhibit 1.1A to the Amended and Restated Note Purchase Agreements.

2.  Effective Date and Conditions Precedent.

(a)                                  The effectiveness of the amendments provided in Section 1 of this Restatement Agreement shall be subject to receipt by the Issuer and the Company of a notification from the Noteholders confirming the satisfaction of the conditions precedent set out in Schedule 3 attached hereto.

(b)                                 The Noteholders agree to give the notification as soon as practicable after satisfaction of the conditions precedent set out in Schedule 3.

(c)                                  If the conditions precedent referred to in (a) above have not been complied with on or before November 28, 2003 (or such later date as all Noteholders may agree) then this Restatement Agreement shall lapse on that date and be of no further effect.

3.  Reaffirmation of Guarantees.  The Company and each Restricted Entity Guarantor as at the Effective Date hereby:

(a)                                  acknowledges, ratifies and reaffirms all of its obligations and undertakings under the Parent Guarantee or the Restricted Entity Guarantee Agreement, as applicable, and confirms and agrees that by the execution of this Restatement Agreement the terms of the Parent Guarantee and each Restricted Entity Guarantee are deemed to be amended in accordance with the terms of Section 11 of the Amended and Restated Note Purchase Agreements (in the case of the Parent Guarantee) or Exhibit 4.5 or 4.6, as applicable, to the Amended and Restated Note Purchase Agreements (in the case of each Restricted Entity Guarantee), which amendments include, but are not limited to: (i) that the definition of “Notes” in the Parent Guarantee and each Restricted Entity Guarantee Agreement shall, and shall be deemed to, include any Make-Whole Notes issued by the Issuer from time to time, (ii) for the avoidance of doubt, that the guarantee obligations thereunder extend to include the due and punctual payment at maturity, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of and premium, if any, and interest on the Make-Whole Notes in accordance with the terms and conditions of the Amended and Restated Note Purchase Agreements; and (iii) that references to “this Agreement” in the Parent Guarantee and the “Note Agreements” in the Restricted Entity Guarantee shall, and shall be deemed to, refer to the Amended and Restated Note Purchase Agreements; and

(b)                                 acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Restatement Agreement and the Amended and Restated Note Purchase Agreements, the Parent Guarantee and each of the Restricted Entity Guarantee Agreements, as applicable, are and shall remain in full force and effect in accordance with the terms thereof and hereof.

4.  Fees.  The Company will pay to the Noteholders pro rata to their holdings of Notes:

(a)                                  an arrangement fee equal to an aggregate amount of US$1,102,902 for all Noteholders combined payable within five Business Days after the date of this Restatement Agreement; and

(b)                                 a success fee equal to an aggregate amount of US$472,672 for all Noteholders combined payable on January 2, 2004.

5.  Representations and Warranties of the Company and the Issuer.  The Company and the Issuer, jointly and severally, represent and warrant (provided that the representations and warranties given on the date of this Restatement Agreement shall be made on the assumption that the Effective Date has occurred) to each of the Noteholders that:

(a)                                  Status.  The Company is a public limited company, duly incorporated and validly existing under the laws of the Republic of Ireland, and the Issuer is a corporation duly and validly existing under the laws of the State of Delaware and each Restricted Entity Guarantor is a corporation or limited liability company duly and validly existing under the jurisdiction of its incorporation or organisation.

(b)                                 Power and Authority.  The Company, the Issuer and each Restricted Entity Guarantor each have the requisite corporate or limited liability company (as applicable) power and authority to enter into, execute and deliver this Restatement Agreement, the Notes (in the case of the Issuer) and to perform the provisions hereof and the transactions contemplated hereby and the Amended and Restated Note Purchase Agreements.

(c)                                  Legal Validity.  This Restatement Agreement and the Amended and Restated Note Purchase Agreements constitute legal, valid and binding obligations of each of the Issuer, the Company and the Restricted Entity Guarantors and the Notes constitute legal, valid and binding obligations of the Issuer, in each case, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 Non-conflict with Laws.  The entry into and performance of this Restatement Agreement, the issuance and substitution of the Notes and the transactions contemplated hereby by the Issuer, the Company and the Restricted Entity Guarantors do not or will not at the date hereof (i) conflict with any applicable law or regulation or any official or judicial order, (ii) conflict with its respective constitutional documents, (iii) conflict with any agreement or document to which any of them is a party or that is binding upon the Issuer, the Company or the Restricted Entity Guarantors or any of their respective assets, or (iv) result in the creation or imposition of any encumbrance or Lien on the assets of the Issuer, the Company or the Restricted Entity Guarantors pursuant to the provisions of any agreement or document of the Issuer, the Company or the Restricted Entity Guarantors (other than as may be expressly required or permitted under the Amended and Restated Note Purchase Agreements).

(e)                                  Consents.  All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required or desirable in connection with the entry into and performance, validity and enforceability of this Restatement Agreement, the Notes and the transactions contemplated hereby have been obtained or effected (as appropriate) and are in full force and effect, save for the registration, notarisation or notification of any Security Document which can only be done after the execution of the relevant documents, which registration, notarisation or notification will be effected promptly and in any event within any prescribed time period.

(f)                                    Guarantee.  The execution and performance by the Issuer, the Company and the Restricted Entity Guarantors of their respective obligations under this Restatement Agreement will not impair the validity of the obligations of the Company under the Parent Guarantee or the validity of the obligations of the Restricted Entity Guarantors under the Restricted Entity Guarantee Agreements to which each is a party.

(g)                                 Fees.  The fees payable by the Company and the Issuer to the Noteholders under or in connection with the Recapitalization are proportionate (as a percentage of the total amount of Notes and commitments of the Revolving Lenders under the Revolving Facility, respectively) to the fees (when aggregated with all other financial compensation (but excluding fees customarily payable for non-utilisation, customary agency and security agency fees, break costs or payments of cost and expenses received by the Revolving Lenders or their advisers) received by or for the benefit of the Revolving Lenders) payable to the Revolving Lenders under or in connection with the Recapitalization.

6.  Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Restatement Agreement.  All representations and warranties contained herein also shall survive the substitution of any Original Notes by the Notes or the transfer by a Noteholder of any Note or Make-Whole Note or portion thereof or interest therein and the payment of all Notes and Make-Whole Notes (not being a payment in full of the total aggregate principal amount of such Note or Make-Whole Note), and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any Noteholder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Issuer pursuant to this Restatement Agreement shall be deemed representations and warranties of the Company under this Restatement Agreement.

7.  Conditions Subsequent.  The Company and Issuer agree that each shall deliver or cause to be delivered to the Noteholders the documents described on Schedule 4 (or annexed thereto as Annex A) attached hereto, in form and substance reasonably satisfactory to the Noteholders and/or take the actions described on Schedule 4, in a manner reasonably acceptable to the Noteholders, on or prior to the date falling 30 days after the Effective Date, or such other date as may be prescribed on Schedule 4 (or Annex A) in relation to any document or action.  The Noteholders shall notify the Company as soon as reasonably practicable after receipt of such documents.

8.  Event of Default.  Notwithstanding any provision of the Amended and Restated Note Purchase Agreements, any failure to deliver the documents or take actions as prescribed by Section 7 of this Restatement Agreement within the prescribed period of time shall constitute an immediate Event of Default under the Amended and Restated Note Purchase Agreements.

9.  Amendment and Replacement of Original Notes.  As at the Effective Date, the Original Notes shall be amended (and deemed amended) such that they shall thereafter be on the terms of Notes set out as Exhibit 1.1A to the Amended and Restated Note Purchase Agreements. Following such amendment, the Issuer shall immediately provide new Notes to any Noteholders presenting Original Notes for replacement in substitution in full for their respective amended Original Notes in the form of Notes set out as Exhibit 1.1A.

10.  References to Note Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Restatement Agreement may refer to the Note Purchase Agreements without making specific reference to this Restatement Agreement but, nevertheless, all such references shall include this Restatement Agreement unless the context otherwise requires.

11.  Headings.  The descriptive headings of the various Sections or parts of this Restatement Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

12.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.  Counterparts.  This Restatement Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Restatement Agreement to produce or account for more than one such counterpart.

14.  Waivers.  With effect on and from the Effective Date, each Noteholder hereby waives all of its rights arising in connection with the Waived Defaults and waives those Waived Defaults (and any other financial covenant Defaults arising pursuant to Section 10 of the Amended and Restated Note Purchase Agreements prior to the Effective Date). Following the occurrence of the Effective Date, no Member of the Group shall be under any obligation under the Waiver Letter and no breach of the provisions of the Waiver Letter will constitute an Event of Default for the purposes of the Amended and Restated Note Purchase Agreements.

IN WITNESS WHEREOF THE PARTIES HERETO have caused this Agreement to be executed and delivered as of the date hereof.

Issuer

WATERFORD WEDGWOOD FINANCE, INC.

By:	/s/ Richard Barnes
Name: Richard Barnes

Company

WATERFORD WEDGWOOD PLC

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

Noteholders

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc. (authorised agent)

By:	/s/ Donald F. Rieger, Jr.
Name: Donald F. Rieger, Jr.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Jerry D. Zinkula	By:	/s/ Jeffery J. Cannon
	Name: Jerry D. Zinkula		Name: Jeffery J. Cannon

MODERN WOODMEN OF AMERICA

By:	/s/ Nick S. Coin
Name: Nick S. Coin

THE STATE LIFE INSURANCE COMPANY

By:	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke

The undersigned hereby acknowledge and consent to this Amendment and Restatement Agreement and confirm the validity of each of their respective Guarantees:

Company

WATERFORD WEDGWOOD PLC

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

Restricted Entity Guarantors

WATERFORD CRYSTAL LIMITED

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

JOSIAH WEDGWOOD & SONS LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

STATUM LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

WATERFORD WEDGWOOD UK PLC

By:	/s/ Richard Barnes
Name: Richard Barnes

WEDGWOOD LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

WATERFORD WEDGWOOD RETAIL LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

WATERFORD WEDGWOOD USA, INC.

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

WATERFORD WEDGWOOD, INC.

By:	/s/ P. Redmond O’Donoghue
Name: P. Redmond O’Donoghue

WATERFORD WEDGWOOD HOLDINGS, INC.

By:	/s/ Christopher J. McGillivary
Name: Christopher J. McGillivary

WW INC.

By:	/s/ Richard Barnes
Name: Richard Barnes

ALL-CLAD HOLDINGS, INC.

By:	/s/ Christopher J. McGillivary
Name: Christopher J. McGillivary

WATERFORD WEDGWOOD JAPAN LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

WATERFORD WEDGWOOD GmbH

By:	/s/ Richard Barnes
Name: Richard Barnes

STUART & SONS LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

By:	/s/ Richard Barnes
Name: Richard Barnes

ALL-CLAD METALCRAFTERS LLC

By:	/s/ A. Cappiello
Name: A. Cappiello

CLAD METALS LLC

By:	/s/ A. Cappiello
Name: A. Cappiello

CLAD HOLDINGS CORP.

By:	/s/ A. Cappiello
Name: A. Cappiello

Schedule 1

Noteholders

The Prudential Insurance Company of America
c/o Prudential Capital Group
100 Mulberry Street
Gateway Center Four
7th Floor,
Newark, NJ07102
USA

Allstate Life Insurance Company
3075 Sanders Road, STE G3A
Northbrook, Illinois 60062-7127
USA

Connecticut General Life Insurance Company
(by its nominee CIG & Co.)
c/o CIGNA Retirement & Investment Services
280 Trumbull Street, H16B
Hartford, Connecticut 06103
USA

American United Life Insurance Company
One American Square
3rd Floor
Indianapolis, IN 46204
USA

The State Life Insurance Company
c/o American United Life Insurance Company
One American Square
3rd Floor
Indianapolis, IN 46204
USA

Modern Woodmen of America
1701 1st Avenue
Rock Island, Illinois 61201
USA

Schedule 2

Restricted Entity Guarantors

Name	Jurisdiction of Organization

Waterford Crystal Limited	Republic of Ireland

Waterford Crystal (Manufacturing) Limited	Republic of Ireland

Josiah Wedgwood & Sons Limited	England and Wales

Statum Limited	England and Wales

Waterford Wedgwood UK plc	England and Wales

Wedgwood Limited	England and Wales

Waterford Wedgwood Retail Limited	England and Wales

Waterford Wedgwood USA, Inc.	New York, USA

Waterford Wedgwood, Inc.	Delaware, USA

Waterford Wedgwood Holdings Inc.	Delaware, USA

WW Inc.	Delaware, USA

All-Clad Holdings, Inc.	Pennsylvania, USA

Waterford Wedgwood Japan Limited	Japan

Waterford Wedgwood GmbH	Germany

Stuart & Sons Limited	England and Wales

Josiah Wedgwood & Sons (Exports) Limited	England and Wales

All-Clad Metalcrafters LLC	Delaware, USA

Clad Metals LLC	Delaware, USA

Clad Holdings Corp.	Delaware, USA

Schedule 3

Conditions Precedent

1.                                       Representations and Warranties.  The representations and warranties contained in Section 5 of the Restatement Agreement and Section 5 of the Amended and Restated Note Purchase Agreements shall be true and correct on and as of the Effective Date.

2.                                       No Default.  No Default or Event of Default shall have occurred and be continuing on the Effective Date.

3.                                       Executed Counterparts.  Duly executed counterparts of this Restatement Agreement, duly executed by the Company, the Issuer, the Noteholders and the Restricted Entity Guarantors, shall have been delivered to the Noteholders.

4.                                       Compliance Certificates.

(a)                                  Issuer Officer’s Certificate.  The Issuer shall have delivered to the Noteholders an Officer’s Certificate, dated as at the Effective Date, certifying that the conditions specified in paragraphs 1 and 2 above have been fulfilled in respect of the Issuer.

(b)                                 Issuer Secretary’s Certificate.  The Issuer shall have delivered to the Noteholders a certificate of its secretary or an assistant secretary (or an equivalent officer) certifying as to the constitutional documents and resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Restatement Agreement and the Security Documents to which it is a party, which shall each be in form and substance reasonably satisfactory to the Noteholders and their special counsel.

(c)                                  Company Officer’s Certificate.  The Company shall have delivered to the Noteholders an Officer’s Certificate, dated as at the Effective Date, certifying that the conditions specified in paragraphs 1 and 2 above have been fulfilled in respect of the Company.

(d)                                 Company Secretary’s Certificate.  The Company shall have delivered to the Noteholders a certificate of its secretary or an assistant secretary (or an equivalent officer) certifying as to the constitutional documents and resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Restatement Agreement and the Security Documents to which it is a party, which shall each be in form and substance reasonably satisfactory to the Noteholders and their special counsel.

(e)                                  Restricted Entity Guarantor Officers’ Certificates.  Each Restricted Entity Guarantor shall have delivered to the Noteholders an Officer’s Certificate, dated as at the Effective Date, certifying that the conditions specified in paragraphs 1 and 2 above have been fulfilled with respect to each such Restricted Entity Guarantor.

(f)                                    Restricted Entity Guarantor Secretaries’ Certificates.  Each Restricted Entity Guarantor shall have delivered to the Noteholders a certificate of its secretary or an assistant secretary (or an equivalent officer) certifying as to the constitutional documents and resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Restatement Agreement and the Security Documents to which it is a party, which shall each be in form and substance reasonably satisfactory to the Noteholders and their special counsel.

(g)                                 Legal Opinions.  The Noteholders shall have received the opinions addressed to them (or to the Security Trustee on their behalf) set out below, dated as at the Effective Date, in form and substance satisfactory to them:

(A) covering such matters relating to the Security Documents as the Noteholders or their special counsel may reasonably request:

(i)                                     from Torys LLP, as to matters of Canadian law;

(ii)                                  from Clifford Chance, as to matters of English law;

(iii)                               from Clifford Chance, as to matters of New York, California and Delaware law;

(iv)                              from Barnes & Thornburg, as to matters of Illinois law;

(v)                                 from Clifford Chance, as to matters of Luxembourg law;

(vi)                              from Clifford Chance, as to matters of Singapore law;

(vii)                           from Clifford Chance, as to matters of German law;

(viii)                        from Lenz & Staehelin, as to matters of Swiss law;

(ix)                                from Anderson Mori, as to matters of Japanese law;

(x)                                   from Morgan, Lewis & Bockius LLP, as to matters of Pennsylvania and California law;

(xi)                                from Clayton Utz, as to matters of Australian law; and

(xii)                             from A&L Goodbody, as to matters of Irish law; and

(B) covering such matters relating to the Restatement Agreement and the Amended and Restated Note Purchase Agreements as the Noteholders or their special counsel may reasonably request:

(i)                                     from Pullman & Comley, LLC, as to matters of Delaware law;

(ii)                                  from Morgan, Lewis & Bockius LLP, as to matters of Pennsylvania law;

(iii)                               from Clifford Chance, as to matters of English law;

(iv)                              from Clifford Chance, as to matters of New York law;

(v)                                 from Clifford Chance, as to matters of German law;

(vi)                              from Clifford Chance, as to matters of Japanese law; and

(vii)                           from William Fry, as to matters of Irish law.

5.                                       Security Documents.  The Noteholders shall have received each of the Security Documents in form and substance satisfactory to the Noteholders duly executed and delivered by all of the parties thereto.

6.                                       Fee Letter.  The Noteholders shall have received the security trustee fee letter duly executed and delivered by the Company.

7.                                       Perfection of Security.  The Noteholders shall have received evidence in form and substance satisfactory to them of the completion of all steps reasonably necessary to ensure perfection of the security constituted by the Security Documents.

8.                                       Share Certificates and Stock Transfer.  The Company shall, and shall procure that its Subsidiaries shall, deliver to the Security Trustee all share certificates (or other documents of title) in relation to each company whose shares are charged pursuant to the Security Documents, together with stamped executed blank stock transfer forms or other relevant transfer documents in relation to those shares.

9.                                       Title Certificates.  The Company shall have delivered to the Security Trustee all title certificates in respect of any real property to be charged pursuant to the Security Documents addressed to the Security Trustee in form and substance satisfactory to the Noteholders.

10.                                 Insurances.  The Noteholders shall have received evidence that all insurance policies required to be taken out over assets or in relation to business interruption in respect of the U.K., Ireland and the U.S. are in full force and effect.

11.                                 Amended Revolving Facility.  The Noteholders shall have received the amended Revolving Facility, together with all related documentation (including those related to fees), duly executed by the parties thereto on terms (including as to maturity) satisfactory to the Noteholders and evidence of the satisfaction of all conditions precedent thereof and the existence of no defaults thereunder.

12.                                 Amended Rosenthal Facilities.  The Noteholders shall have received the amended Rosenthal Facilities (including evidence of the termination of the letter of comfort provided by the Company to Rosenthal AG and the Rosenthal Lenders), together with all related documentation (including those related to fees), duly executed by the parties thereto on terms (including as to maturity) satisfactory to the Noteholders and evidence of the satisfaction of all conditions precedent therefore and the existence of no defaults thereunder.

13.                                 Payment of Fees, Costs and Expenses.  Without limiting the provisions of Section 16.1 of the Amended and Restated Note Purchase Agreements, the Issuer shall have paid on or before the Effective Date, the accrued fees, charges and disbursements of the Noteholders and their advisers, including special counsel to the Noteholders.

14.                                 Group Structure Chart.  Delivery by the Company to the Noteholder of a group structure chart showing the Company and all of its Subsidiaries as at the Effective Date.

15.                                 Recapitalization.  The Noteholders shall have received the documents evidencing the HYB and the documents evidencing the Rights Offering duly executed by the parties thereto in form and substance satisfactory to the Noteholders and their special counsel, together with a detailed table of projected sources and uses demonstrating the flow of proceeds in connection with the Recapitalization.

16.                                 Recapitalization Proceeds.  The Noteholders shall have received evidence in form and substance satisfactory thereto that:

(a)                                  the HYB is anticipated to raise gross proceeds of at least €165,000,000;

(b)                                 the Rights Offering has been fully underwritten by J&E Davy in an amount of at least €35,700,000 conditional only upon the admission of all of the shares the subject of the Rights Offering to the official list of the Irish Stock Exchange and the official list maintained by the United Kingdom Listing Authority and the occurrence of the HYB Funding Date.

17.                                 KPMG Review.  A report from KPMG on the Group’s pension position, together with an opinion from KPMG.

18.                                 Solvency Certificates.  Each Obligor shall have delivered a certificate in form and substance satisfactory to the Noteholders confirming the Solvency of such Obligor.

19.                                 Guarantor Cover.  The Noteholders shall have received evidence in form and substance satisfactory thereto of compliance as of the Effective Date with the terms of Section 9.9 of the Amended and Restated Note Purchase Agreements as measured on the basis of the EBITDA shown on accounts provided by the Company for the period ending October 31, 2003.

Schedule 4

Conditions Subsequent

The Conditions Subsequent shall include all following documents required to be delivered or actions required taken by or on behalf of the Company:

1.                                       Legal Opinions.  The Noteholders shall have received the opinions addressed to them (or to the Security Trustee on their behalf) set out below, in form and substance satisfactory to them:

(A)                              covering such matters relating to the Security Documents as the Noteholders or their special counsel may reasonably request:

(i)                                     from Clifford Chance, as to matters of German law;

(ii)                                  from Lenz & Staehelin, as to matters of Swiss law;

(iii)                               from Clifford Chance, as to matters of Singapore law.

(B)                                Covering such matters relating to the Restatement Agreement and the Amended and Restated Note Purchase Agreements as the Noteholders or their special counsel may reasonably request:

(i)                                     from William Fry, as to matters of Irish law;

(ii)                                  from Clifford Chance, as to matters of Japanese law,

together, in respect of opinions listed in (A) or (B), with legal opinions from counsel satisfactory to the Noteholders in other jurisdictions relevant to the grant of Liens or execution of documents in connection therewith.

The Conditions Subsequent shall also include all documents required to be delivered or actions required taken by or on behalf of the Company pursuant to Clause 4 of the Conditions Precedent Agreement dated on or about the date hereof between, among others, the Security Trustee and the Company (the “Conditions Precedent Agreement”).

The final executed Conditions Precedent Agreement is attached hereto as Annex A.

ANNEX A

S-1

Annex A

Amended and Restated Note Purchase Agreements

A-1